UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2008 (August 8, 2008)

GoAmerica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29359	22-3693371
(State or Other Jurisdiction of InCompany)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Hackensack Avenue

Hackensack, NJ 07601

(Address of principal executive offices) (Zip code)

(201) 996-1717

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of GoAmerica appointed Kathleen Abernathy as a director of the Company effective as of August 8, 2008. Since March 2006, Ms. Abernathy has been a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP. From June 2001 to December 2005, she served as a Commissioner at the Federal Communications Commission. Prior to that time, she was Vice President, Public Policy at Broadband Office Communications, Inc., a provider of commercial communications services, from 2000 to 2001. Ms. Abernathy also serves as a director of Frontier Communications, Inc.

Item 8.01.	Other Events.

At a Board meeting on August 8, 2008, the Company’s Board of Directors approved an increase in the number of directors from eight to nine members.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoAmerica, Inc.
(Registrant)

By:	/s/ John R. Ferron
Name:	John R. Ferron
Title:	Chief Operating Officer & Chief Financial Officer

Date: August 11, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 11, 2008.